CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent of the use in this Registration Statement on Form S-4 of Jacksonville Bancorp, Inc. of our report dated March 14, 2008, relating to the consolidated financial statements of Heritage Bancshares, Inc. and Subsidiary, which is incorporated by reference in this Proxy Statement-Prospectus which forms a part of such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Proxy Statement-Prospectus.

/s/Saltmarsh, Cleaveland & Gund

Pensacola, Florida
May 9, 2008